UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): March 29, 2005

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

a. Determination of Performance Goals for Certain Named Executive Officers to Earn Annual Bonus for the Fiscal Year Ending September 30, 2005

On March 29, 2005, the Compensation Committee set performance goals for named executive officers other than the CEO and COO to earn an annual bonus for the fiscal year ending September 30, 2005. The goals consist of shared targets for net income, and individual targets for each of the following named executive officers. The individual goals for Humberto L. Lopez, Senior Executive Vice President and Chief Financial Officer consist of targets for: non-interest income, expenses, development of business activities and profitability goals, corporate governance, capital resource management, balance sheet management and regulatory examination ratings. The individual goals for Abel Iglesias, Executive Vice President, Corporate and Commercial Banking, of BankUnited consist of targets for: expenses, core deposits, total deposits, non-interest bearing deposits, total loan balances, growth in non-interest income, customer service, credit quality and expansion of lending. The individual goals for Robert Green, Executive Vice President, Residential Real Estate, of BankUnited consist of targets for: expenses, retail loan production, wholesale loan production, loan quality, profit expansion, execution of new lending channels and effectiveness of loan servicing. The maximum amount that any named executive officer can earn as a bonus is 60% of base salary depending upon whether the goals are achieved and the level of achievement of the goals. In addition, the Compensation Committee may grant additional bonuses and awards to any named executive officer based on criteria and in its discretion.

b. Named Executive Officer Compensation and Benefits

On March 29, 2005, the Compensation Committee approved the Company’s purchase of a corporate golf club membership and annual golf dues to be used by Robert Green, Executive Vice President, Residential Real Estate, of BankUnited.

Item 8.01.	Other Events

On April 1, 2005, BankUnited Financial Corporation issued a press release announcing the declaration of a one-half cent ($0.005) per share cash dividend for all stockholders of record on April 15, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibit No.	Exhibit Title

	99.1	Press Release Dated April 1, 2005.

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Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION
Date: April 4, 2005

	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated April 1, 2005.